OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
Travelzoo Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum Aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Travelzoo Inc.
590 Madison Avenue, 21st Floor
New York, NY 10022
April 28, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo Inc. on June 1, 2006. We will hold the meeting at The Warwick Hotel, 65 West 54th Street, New York, New York 10019 at 10:00 a.m. local time.
      In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2005 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which is also enclosed.
      Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the meeting and vote in person, even if you have previously voted by proxy. If you plan to attend the meeting in person, please provide advance notice to Travelzoo by checking the box on your proxy card. In addition, you may provide notice to Travelzoo that you plan to attend in person by delivering written notice to Travelzoo’s Corporate Secretary at 590 Madison Avenue, 21st Floor, New York, New York 10022.
      If you hold your shares in street name through a bank, broker, or other nominee, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance to the meeting. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting. You must check in to be admitted.
      Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo’s principal executive offices, located at 590 Madison Avenue, 21st Floor, New York, New York 10022, from May 8, 2006 until the meeting.
      On behalf of the entire Board of Directors, we look forward to seeing you at the meeting.

Sincerely,

Ralph Bartel
Chairman of the Board of Directors, President,
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

TRAVELZOO INC.
590 Madison Avenue
21st Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 1, 2006
April 28, 2006
To the Stockholders of Travelzoo Inc.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo Inc., a Delaware corporation, will be held on Wednesday, June 1, 2006, at 10:00 a.m., local time, at The Warwick Hotel, 65 West 54th Street, New York, New York 10019, for the following purposes:

1. To elect five directors for terms expiring in 2007; and

2. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.
      Only stockholders of record at the close of business on April 24, 2006 may vote at the Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via mail to the address indicated. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

By Order of the Board of Directors,

Travelzoo Inc.

Wayne Lee
Corporate Secretary

PROXY STATEMENT
FOR THE TRAVELZOO INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these proxy materials?
      Travelzoo’s Board of Directors is soliciting proxies to be voted at the 2006 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.
      On April 28, 2006, we began mailing these proxy materials to all stockholders of record at the close of business on April 24, 2006. On the record date, there were 15,800,191 shares of our common stock outstanding.
Where and when is the Annual Meeting?
      The Annual Meeting of Stockholders will take place on June 1, 2006 at The Warwick Hotel, 65 West 54th Street, New York, New York 10019. The meeting will begin at 10:00 a.m. local time.
What am I voting on?
      We are asking our stockholders to elect five directors.
How many votes do I have?
      You have one vote for each share of our common stock that you owned at the close of business on April 24, 2006, the record date. These shares include:

•	Shares held directly in your name as the “stockholder of record,” and

•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”
If I am a stockholder of record, how can I vote my shares?
      You can vote by proxy or in person.
How do I vote by proxy?
      If you are a stockholder of record, you may vote your proxy by mail. If you receive a paper copy of the Proxy Statement, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you receive the Proxy Statement via e-mail, please print the attached proxy card, date and sign it, and return it via mail to Travelzoo Inc., Attention: Corporate Secretary, 590 Madison Avenue, 21st Floor, New York, New York 10022.
      If you vote by proxy, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their best judgment. At the time of submitting this Proxy Statement for printing, we knew of no matter that is required to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
      If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

May I revoke my proxy?
      If you give a proxy, you may revoke it in any one of three ways:

•	Submit a valid, later-dated proxy before the Annual Meeting,

•	Notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy, or

•	Vote in person at the Annual Meeting.
How do I vote in person?
      If you are a stockholder of record, you may cast your vote in person at the Annual Meeting.
If I hold shares in street name, how can I vote my shares?
      You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in these materials by your broker or nominee.
What vote is required to approve each proposal?
      Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Our directors are elected by a plurality of votes, which means that the nominees who receive the greatest number of votes will be elected. Under our bylaws, a majority of the shares present at the meeting in person or by proxy is required for approval of all other items.
      In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of our stock are present at the meeting, either in person or by proxy.
      If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on particular proposals, the shares not voted (“broker non-votes”) will not have any effect with respect to such proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals and the beneficial owner has not instructed the broker how to vote on these proposals.
      Ralph Bartel holds an aggregate of 12,628,470 shares of our common stock, representing approximately 80% of the outstanding shares as of April 21, 2006. He has indicated that he intends to vote in favor of all of the director nominees.
Who is paying the costs of soliciting these proxies?
      We are paying the cost of preparing, printing, mailing and otherwise distributing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. A few of our officers and employees may also participate in the solicitation, without additional compensation, by telephone, e-mail, other electronic means, or in person.
Where can I find the voting results of the meeting?
      We intend to announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of 2006, which we intend to file on or before August 14, 2006. You can obtain a copy of the Form 10-Q by logging on to Travelzoo’s investor relations Web site at www.travelzoo.com/ir, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our Web site does not constitute part of this proxy statement.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)
      Under Travelzoo’s certificate of incorporation, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board of Directors. Each director holds office for a term of one year, until the annual meeting of stockholders next succeeding the director’s election and until a successor is elected and qualified or until the earlier resignation or removal of the director. Mr. Ralph Bartel, Mr. Holger Bartel, Mr. Ehrlich, Mr. Neale-May, and Ms. Urso are currently directors of Travelzoo.
Nominees for a One-Year Term That Will Expire in 2007:
      The ages, principal occupations, directorships held and other information as of April 30, 2006, with respect to our nominees are shown below.

Name	Age	Position

Ralph Bartel, Ph.D.(2)	40	Chairman of the Board of Directors, President, and Chief Executive Officer
Holger Bartel, Ph.D.	39	Director and Executive Vice President
David J. Ehrlich(1)	43	Director
Donovan Neale-May(1)(3)	54	Director
Kelly M. Urso(1)(2)(3)	40	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Disclosure Committee
      Each of the director nominees listed above was elected to be a director at the Company’s Annual Meeting of Stockholders held on June 1, 2005. Our board of directors has determined that each of Mr. Ehrlich, Mr. Neale-May, and Ms. Urso meet the independence requirements of the listing standards of the National Association of Securities Dealers (the “NASD”).
      Ralph Bartel, Ph.D., founded Travelzoo in 1998 and has served as our Chairman of the Board of Directors, President, Chief Executive Officer and Chief Financial Officer since inception. Prior to his founding of Travelzoo, from 1996 to 1997, Mr. Bartel was a Managing Assistant at Gruner + Jahr AG, the magazine division of Bertelsmann AG. Mr. Bartel holds a Ph.D. in Communications from the University of Mainz, Germany, a Ph.D. in Economics from the University of St. Gallen, Switzerland, an MBA in Finance and Accounting from the University of St. Gallen, Switzerland, and a Master’s degree in Journalism from the University of Eichstaett, Germany.
      Holger Bartel, Ph.D., has served as a director since June 2005 and was elected Executive Vice President in 2001 after serving as Vice President of Sales and Marketing since 1999. From 1995 to 1998, Mr. Bartel was an Engagement Manager at McKinsey & Company in Los Angeles. From 1992 to 1994, Mr. Bartel was a research fellow at Harvard Business School. Mr. Bartel holds an MBA in Finance and Accounting and a Ph.D. in Economics from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.
      David J. Ehrlich has served as a director since 1999. Since 2004, Mr. Ehrlich has been Senior Vice President, Marketing and Chief Strategy Officer of NetIQ Corporation (“NetIQ”), and from 2003 to 2004 he was Vice President of Corporate Development of NetIQ. From 1998 to 2002, Mr. Ehrlich was Vice President, Product Management and Strategic Partnering for Visual Networks, Inc. Mr. Ehrlich holds a bachelor’s degree in Sociology from Stanford University, a Master’s degree in Industrial Engineering from Stanford University, and an MBA from Harvard Business School.
      Donovan Neale-May has served as a director since 1999. Since 1987, Mr. Neale-May has been President of Neale-May & Partners, an independent marketing and communications firm with 60 full-time professionals in its Silicon Valley and New York offices.

      Kelly M. Urso has served as a director since 1999. Since 2003, Ms. Urso has been a principal at K. M. Urso & Company, LLC. From 2001 to 2003, Ms. Urso was a tax attorney with Reynolds & Rowella LLP. From 1997 to 2001, Ms. Urso was the leader of the expatriate tax group at General Electric International, Inc. Ms. Urso holds a bachelor’s degree in business administration from the University of Cincinnati and a Juris Doctor degree from the Thomas M. Cooley Law School in Lansing, Michigan.
      The Board of Directors is not aware that any nominee named in this Proxy Statement is unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes the named designees to vote for a replacement nominee if the Board of Directors names one.
      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES.
Board Meetings and Committees
      The Board of Directors has appointed an Audit Committee, a Compensation Committee, and a Disclosure Committee. Below is a table indicating the membership of each of the Audit Committee, Compensation Committee, and Disclosure Committee and how many times the Board of Directors and each such committee met in fiscal year 2005. Each of Mr. Ralph Bartel, Mr. Holger Bartel, Mr. Ehrlich, and Ms. Urso attended at least 75 percent of the total number of meetings of the Board of Directors and of the committees on which he or she serves. Mr. Neale-May attended 50 percent of the total number of meetings of the Board of Directors and of the committees on which he serves.

	Board	Audit	Compensation	Disclosure

Mr. Ralph Bartel	Chair		Chair
Mr. Holger Bartel	Member
Mr. Ehrlich	Member	Chair
Mr. Neale-May	Member	Member		Member
Ms. Urso	Member	Member	Member	Chair
Number of 2005 Meetings	4	4	2	4
      The Company does not require that directors attend the Annual Meeting. Ralph Bartel, our Chairman of the Board of Directors, and Ms. Urso were the only directors who attended the 2005 Annual Meeting.

Audit Committee
      The Audit Committee’s primary responsibilities are to oversee and monitor (i) the integrity of Travelzoo’s financial statements, (ii) the qualifications and independence of our independent auditor, (iii) the performance of our independent auditor and internal audit staff, and (iv) the compliance by Travelzoo with legal and regulatory requirements. A complete description of the committee’s responsibilities is set forth in its written charter, a copy of which is attached as Appendix A. The Audit Committee is responsible for appointing the auditors and is directly responsible for the compensation and oversight of the work of our independent auditors. The Audit Committee is composed solely of independent directors as defined in the listing standards of the National Association of Securities Dealers and operates under a written charter adopted by the entire Board of Directors. The Board has determined that Mr. Neale-May qualifies as an audit committee financial expert within the definition of SEC regulations.

Compensation Committee
      The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and directors, and makes recommendations to the Board of Directors regarding such matters. The Report of the Compensation Committee is included on page 11.

Disclosure Committee
      The Disclosure Committee’s primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of all SEC filings, press releases and other broadly disseminated correspondence.

Nominating Committee
      Travelzoo does not have a nominating committee of the Board of Directors. Since it is a “Controlled Company” under Rule 4350(c)(5) of the NASD Manual, on account of the stock ownership by Ralph Bartel, such a committee is not required. Through his share ownership, Mr. Bartel is in a position to control Travelzoo and to elect our entire board of directors.
Communications With Directors
      The board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the board, or the non-management directors as a group, any board committee or any chair of any such committee by mail. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Travelzoo Inc., 590 Madison Avenue, 21st Floor, New York, NY 10022.
      All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the Corporate Secretary will make the sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.
Audit Committee Report
      The Audit Committee oversees Travelzoo’s financial reporting process on behalf of your Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
      In this context, the committee has met and held discussions with management and the independent auditors. The committee discussed with Travelzoo’s independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo’s internal controls, and the overall quality of Travelzoo’s financial reporting. Management represented to the committee that Travelzoo’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo’s accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.
      Travelzoo’s independent auditors also provided to the committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61.
      In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the

Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. The committee has not yet selected Travelzoo’s independent auditors for fiscal year 2006.
      While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and Travelzoo’s business conduct policies.

Audit Committee

David J. Ehrlich (Chairman)
Donovan Neale-May
Kelly M. Urso
Director Compensation
      During 2005, we compensated Mr. Ehrlich, Mr. Neale-May, and Ms. Urso for their services to us. Such compensation consisted of cash paid to each director as shown in the table below.

2005
Name	Compensation

Mr. Ralph Bartel	N/A
Mr. Holger Bartel	N/A
Mr. Ehrlich	$31,500
Mr. Neale-May	$21,500
Ms. Urso	$34,000
      Directors are compensated based on an hourly rate based upon their attendance of meetings plus an annual retainer. The chairman of the audit committee is paid an additional annual retainer.

Stock Ownership by Directors and Executive Officers
      The following table shows the amount of our common stock beneficially owned as of April 21, 2006, by each director and each of the executive officers listed in the Summary Compensation Table on page 9 of this proxy statement, and all current directors and executive officers as a group. In general, shares “beneficially owned” include those shares a person has or shares the power to vote, or the power to dispose of. The table also shows the number of options to purchase shares of our common stock that are exercisable, either immediately or by July 1, 2006:

	Amount of Common Stock Beneficially Owned

	Number of	Exercisable		% of Shares
Name	Shares(1)	Options(2)	Total	Outstanding

Holger Bartel	126,924	21,933	148,857	*
Ralph Bartel	12,628,470	2,171,416	14,799,886	94%
David J. Ehrlich	—	—	—	—
Steven M. Ledwith	16	—	16	*
Christopher Loughlin	550	—	550	*
Donovan Neale-May	—	—	—	—
Lisa Su	6	—	6	*
Shirley Tafoya	—	—	—	—
Kelly M. Urso	—	17,725	17,725	*
Directors and executive officers as a group (9 persons)	12,755,966	2,211,074	14,967,040	95%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	All shares are held directly, except for those held by Holger Bartel and Ralph Bartel. Holger Bartel indirectly holds 1% of TZOO Inc., which is the holder of 12,690,374 shares of our stock, through HBT Corporation LLC. Ralph Bartel indirectly holds 99% of TZOO Inc. through the Ralph Bartel 2005 Trust.

(2)	Shares that could be acquired by exercising stock options through July 1, 2006. The options held by Holger Bartel are held indirectly through his indirect 1% ownership interest in TZOO Inc. through his ownership of HBT Corporation LLC. The options held by Ralph Bartel are held indirectly through his indirect 99% ownership of TZOO Inc. through the Ralph Bartel 2005 Trust.
Security Ownership of Certain Beneficial Owners
      The following table shows all persons or entities that we know to beneficially own more than 5% of our stock as of April 21, 2006:

	Number of	Percent of
	Shares of	Outstanding
Name and Address of Beneficial Owner	Common Stock(1)	Common Stock

Ralph Bartel	14,799,886	94%
590 Madison Avenue 21st Floor New York, New York 10022

(1)	Includes 12,563,470 shares of common stock and 2,171,416 shares of common stock that could be acquired by exercising stock options through July 1, 2006 held by TZOO Inc. As described above, Ralph Bartel is the indirect owner of 99% of TZOO Inc., through the Ralph Bartel 2005 Trust.

Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, executive officers and the beneficial holders of more than 10% of the Company’s common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During 2005 Ralph Bartel late filed one Form 4 relating to two transactions, Holger Bartel late filed one Form 4 relating to one transaction, Ralph Bartel 2005 Trust late filed one Form 3 relating to one transaction, and TZOO Inc. late filed one Form 3 relating to one transaction. Each of these forms related to a series of transactions pursuant to which Ralph Bartel established the Ralph Bartel 2005 Trust, transferred shares of the Company to TZOO Inc., a newly formed corporation controlled by the trust, and transferred a 1% interest in the newly formed corporation to his brother, Holger Bartel. Other than these late filings, the Company believes that all applicable Section 16(a) filing requirements were met during 2005.
Code of Ethics
      We have adopted a code of ethics that applies to our Chief Executive Officer, who is also our Chief Financial Officer, and our Controller (Chief Accounting Officer). This code of ethics is posted on our Web site located at www.corporate.travelzoo.com/governance. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our Web site, at the address and location specified above.
Our Executive Officers
      Executive officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of May 1, 2006:

Name	Age	Position

Ralph Bartel, Ph.D.	40	Chairman of the Board of Directors, President, Chief Executive Officer and Chief Financial Officer
Holger Bartel, Ph.D.	39	Director and Executive Vice President
Steven M. Ledwith	48	Chief Technology Officer
Christopher Loughlin	32	Senior Vice President and General Manager, Europe
Lisa Su	31	Controller (Chief Accounting Officer)
Shirley Tafoya	43	Senior Vice President of Sales
      Ralph Bartel, Ph.D., founded Travelzoo in 1998 and has served as our Chairman of the Board of Directors, President, Chief Executive Officer and Chief Financial Officer since inception. Prior to his founding of Travelzoo, from 1996 to 1997, Mr. Bartel was a Managing Assistant at Gruner + Jahr AG, the magazine division of Bertelsmann AG. Mr. Bartel holds a Ph.D. in Communications from the University of Mainz, Germany, a Ph.D. in Economics from the University of St. Gallen, Switzerland, an MBA in Finance and Accounting from the University of St. Gallen, Switzerland, and a Master’s degree in Journalism from the University of Eichstaett, Germany.
      Holger Bartel, Ph.D., has served as a director since June 2005 and was elected Executive Vice President in 2001 after serving as Vice President of Sales and Marketing since 1999. From 1995 to 1998, Mr. Bartel was an Engagement Manager at McKinsey & Company in Los Angeles. From 1992 to 1994, Mr. Bartel was a research fellow at Harvard Business School. Mr. Bartel holds an MBA in Finance and Accounting and a Ph.D. in Economics from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.
      Steven M. Ledwith has served as our Chief Technology Officer since 2000. From 1998 to 2000, Mr. Ledwith worked as Senior Mechanical Engineer at Radix Technologies, Inc. Mr. Ledwith holds a bachelor’s degree in Thermomechanical Engineering from University of Illinois at Chicago Circle.

      Christopher Loughlin was elected Senior Vice President and General Manager, Europe, in 2005 after serving as Vice President of Business Development since 2001. From 1999 to 2001, he was Chief Operating Officer of Weekends.com. Mr. Loughlin holds a BSc(Hons) in Technology Management from Staffordshire University and an MBA from Columbia University Graduate School of Business in New York City.
      Lisa Su has served as Controller (Chief Accounting Officer) since 2000. From 1999 to 2000, Ms. Su was a Treasury Accountant for Webvan Group, Inc. Ms. Su holds a bachelor’s degree in economics/ accounting from Claremont McKenna College and an MBA in Finance from California State University, Hayward.
      Shirley Tafoya has served as Senior Vice President of Sales since 2001. From 1999 to 2001, Ms. Tafoya was the Director of Western Sales at Walt Disney Internet Group. From 1998 to 1999, Ms. Tafoya was a Sales Manager at IDG/ International Data Group. Ms. Tafoya holds a bachelor’s degree in Business Administration from Notre Dame de Namur University.
Executive Compensation
      The following table sets forth summary information concerning all compensation we paid our chief executive officer and each of our executive officers during the years ended December 31, 2003, 2004 and 2005.
Summary Compensation Table

				Long Term
		Annual Compensation		Compensation

				Shares
	Fiscal			Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Compensation

Ralph Bartel	2005	$280,373	—	—	—
Chairman, President, and Chief	2004	$225,001	15,000	—	—
Executive Officer	2003	$196,002	—	—	—
Lisa Su	2005	$150,677	—	—	—
Controller (Chief Accounting	2004	$133,801	15,000	—	—
Officer)	2003	$124,339	—	—	—
Steven Ledwith	2005	$181,250	—	—	—
Chief Technology Officer	2004	$162,215	15,000	—	—
	2003	$147,126	—	—	—
Holger Bartel	2005	$298,000	—	—	—
Executive Vice President	2004	$273,000	15,000	—	—
	2003	$246,495	—	—	—
Shirley Tafoya	2005	$490,844	—	—	—
Senior Vice President of Sales	2004	$386,512	15,000	—	—
	2003	$294,275	—	—	—
Christopher Loughlin	2005	$225,785	26,423	—	—
Senior Vice President and	2004	$249,500	15,000	—	—
General Manager, Europe	2003	$200,895	—	—	—
Employment Agreements
      Ralph Bartel has entered into an employment agreement with us. His annual salary was increased to $350,000 as of July 1, 2005. We may terminate the agreement with or without cause by delivering two weeks’ advance written notice to Mr. Bartel. He may terminate his employment agreement with or without cause by delivering two weeks’ advance written notice to us.
      Mr. Bartel has agreed not to compete with us, solicit our suppliers or employees or reveal our confidential information during the term of his employment agreement and for one year thereafter. In addition, Mr. Bartel is bound by a proprietary inventions agreement which prohibits him from, among other things, disseminating or using confidential information about our business or clients in any way that would be adverse to us.

Certain Transactions
      In connection with a registration statement related to the re-sale of up to 750,000 shares by Ralph Bartel, our Chairman of the Board and Chief Executive Officer, the Company paid approximately $50,000 during 2004 which included accounting fees and expenses, legal fees and expenses, and the SEC registration fees. The Company did not pay any fees and expenses of counsel for Mr. Bartel. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be borne by Mr. Bartel.
Option Grants in Last Fiscal Year
      No options were granted to our executive officers during fiscal year 2005.
Option Exercises and Year-End Values
      The following table contains information concerning options exercised by our executive officers during fiscal year 2005 and unexercised options held on December 31, 2005:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-The-Money Options/
	Shares Acquired	Value	Options/ SARS at FY-End(#)	SARs at FY-End($)(1)
Name	on Exercise	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Ralph Bartel	—	—	2,171,416/0	$45,712,135/$0
Holger Bartel	—	—	21,933/0	$461,728/$0

(1)	Calculated by (A) determining the difference between (1) the average of the high and low trading prices per share of Travelzoo’s common stock on December 31, 2005 and (2) the exercise price of the option and (B) multiplying such difference by the total number of shares under option, net of the aggregate value of all option exercise proceeds.
Stock Option Plan
      We do not currently have any stock option plan or other equity based compensation plans in effect.
Report of the Compensation Committee on Executive Compensation
      The Compensation Committee consists of two directors, one of whom is an independent director. Ralph Bartel does not participate in the committee’s decision as to his specific compensation package. The committee regularly reviews the company’s executive compensation polices and practices and establishes the compensation of executive officers.

Compensation Principles
      The fundamental objective of Travelzoo’s executive compensation program is to attract, retain and motivate key executives to enhance long-term profitability and shareholder value. Travelzoo’s executive compensation program meets this objective by:

•	providing for a level of compensation that is competitive with other similarly sized publicly traded companies, with particular emphasis on those in the Internet and media industries, and

•	linking the compensation of executives to the operating and financial performance of the company by reviewing the salary regularly and making adjustments relative to the company’s overall performance.

Salary
      Travelzoo targets executives’ annual salaries to be competitive with comparable companies in the Internet and media industries with whom the company competes for management. It considers the experience and performance of the individual executive, the compensation of his or her peers in the industry, the responsibilities and change in responsibilities during the past year of the individual executive, the overall performance of the department under the executive’s control and the overall performance of the entire company. The committee does not have a formula for its determination and the committee considers all factors in making its decision. Executive salaries are reviewed annually by the committee.

Stock-Based Compensation
      Travelzoo did not compensate executives with stock or stock options in 2005.

CEO Compensation
      The CEO’s compensation is determined in accordance with the executive compensation principles established by the committee. The committee considers overall performance, individual performance, competitive compensation and targeted pay levels when determining Mr. Bartel’s compensation. Performance is measured in terms of financial results and overall growth of the Company. Mr. Bartel’s annual salary was increased to $350,000 from $250,000 as of July 1, 2005.

Compensation Committee

Ralph Bartel (Chairman)
Kelly M. Urso
Compensation Committee Interlocks and Insider Participation
      During 2005, Ralph Bartel, the Chief Executive Officer of Travelzoo, was a member of the Compensation Committee. Mr. Bartel did not participate in the determination of his compensation as an employee during 2005.

Performance Graph
      The following graph compares, for the four year period ending December 31, 2005, the cumulative total stockholder return for Travelzoo, the NASDAQ Stock Market (U.S. companies) Index (the “NASDAQ Market Index”), and the Standard & Poor’s 500 Publishing Index (the “S&P 500 Publishing”). Measurement points are the last trading day of each of the Company’s fiscal years ended December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005. The graph assumes that $100 was invested on December 31, 2002 in the Common Stock of the Company, the NASDAQ Market Index and the S&P 500 Publishing and assumes reinvestment of any dividends. The stock price performance on the following graph is not indicative of future stock price performance. Only four years of cumulative total stockholder return is provided because Travelzoo’s stock wasn’t registered under Section 12 of the Exchange Act prior to that date. Price information is not given for periods prior to 2002 because the shares of the Company were not publicly traded before 2002.

Measurement Point	12/31/2002	12/31/2003	12/31/2004	12/31/2005

Travelzoo Inc.	$100.00	$217.50	$2,385.75	$550.00

NASDAQ Market Index	$100.00	$149.51	$162.36	$164.95

S&P 500 Publishing	$100.00	$118.80	$115.28	$100.68

Independent Auditors
      KPMG LLP served as Travelzoo’s principal independent auditors for our 2005 fiscal year. KPMG LLP representatives are not expected to be present at the Annual Meeting or to make a formal statement. Consequently, representatives of KPMG LLP will not be available to respond to questions at the meeting.
      The Audit Committee has not yet selected our independent auditors for our 2006 fiscal year. The Audit Committee annually reviews the performance of our independent public accountants and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent public accounting firm to engage to perform our annual audit. Approval of our accounting firm is not required by our bylaws or otherwise to be submitted to the shareholders.

Principal Accountant Fees and Services
      During fiscal year 2005, KPMG charged fees for services rendered to Travelzoo as follows:

Service	2004 Fees	2005 Fees

Audit fees(1)	$214,170	$898,760
Audit-related fees(2)	$67,309	—
Tax fees	—	—
All other fees	—	—

Total	$281,479	$898,760

(1)	Audit fees consisted of fees for professional services rendered for the annual audit of Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. Our audit fees increased in fiscal 2005 primarily because fiscal 2005 was the first year in which KPMG conducted compliance testing pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which included: (1) the required audit of management’s assessment of the effectiveness of internal control over financial reporting, and (2) KPMG’s independent audit of the Company’s internal control over financial reporting.

(2)	Audit-related fees consisted of fees for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Voting
      Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, the presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of our stock is necessary to constitute a quorum of stockholders to take action at the Annual Meeting. Once a quorum of stockholders is established, the affirmative vote of a plurality of the shares, which are present in person or represented by proxy at the Annual Meeting, is required to elect each director. The affirmative vote of a majority of the shares entitled to vote and present in person or by proxy in favor of any other matter properly brought before the Annual Meeting is required to approve of such action.
      Shares represented by proxies which are marked “vote withheld” with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked “abstain” with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote.
      Shares represented by proxies which deny the proxy-holder discretionary authority to vote on any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote.
      We know of no matters to come before the Annual Meeting except as described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.
Stockholder Proposals for the 2007 Annual Meeting
      Proposals of eligible stockholders intended to be presented at the 2007 Annual Meeting, currently scheduled to be held on June 1, 2007, must be received by us by January 2, 2007 for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

      If a stockholder wishes to present a proposal at Travelzoo’s Annual Meeting in the year 2007 or to nominate one or more directors and the proposal is not intended to be included in Travelzoo’s proxy statement relating to that meeting, the stockholder must give advance written notice to Travelzoo by March 15, 2007. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.
      Any such notice must be given to our Corporate Secretary, at 590 Madison Avenue, 21st Floor, New York, New York 10022. Any stockholder desiring a copy of our bylaws will be forwarded one upon written request.
Householding
      As permitted by applicable law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.
      The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Travelzoo Inc., 590 Madison Avenue, 21st Floor, New York, New York 10022 or by telephone at (212) 521-4200.
Other
      We will bear the cost of solicitation of proxies. Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally or by telephone, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in connection therewith.
      Even if you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly in accordance with the instructions shown on the enclosed proxy. You have the power to revoke your proxy, at any time before it is exercised, by giving written notice of revocation to our Corporate Secretary or by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by proxies received in time to be counted at the Annual Meeting will be voted. Your cooperation in giving this your immediate attention will be appreciated.

Ralph Bartel
Chairman of the Board of Directors, President, and Chief Executive Officer
590 Madison Avenue, 21st Floor
New York, New York 10022

Appendix A: Audit Committee Charter

I.	STATEMENT OF PURPOSE
      The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Travelzoo Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with regard to the Company’s financial reporting process. The duties of the Committee are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Company’s financial statements and internal controls rests with the Company’s management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company’s legal compliance programs. The primary responsibility for these matters also rests with the Company’s management. The Board recognizes that the Committee necessarily will rely on the advice and information it receives from the Company’s management and independent auditors. Recognizing these inherent limits on the scope of the Committee’s review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Company’s financial reporting process and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company’s independent auditors and the financial management of the Company.

II.	COMPOSITION OF THE AUDIT COMMITTEE
      The Committee shall be comprised of at least three members of the Board, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board, and the composition of the Committee shall, in the judgment of the Board, be such as to comply with (i) Rule 4350(d)(2) of The NASDAQ Stock Market Rules, or the applicable rule governing audit committees of such other national market system or exchange on which the Company’s stock may be traded from time to time, (ii) Sections 301 and 407 of the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated thereunder (the “Act”), and (iii) any successor laws, rules or regulations.

III.	MEETINGS
      The Committee shall meet at least four times annually, or more frequently as the Committee may from time to time determine may be appropriate. At least quarterly, the Committee shall meet in separate executive sessions with the Company’s Chief Financial Officer, the independent auditors and the Controller. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.
      At the invitation of the Chair of the Committee, the meetings will be attended by the Chair of the Board, Chief Executive Officer, Chief Financial Officer, Controller, representatives from the independent audit firm, and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE
      The duties and responsibilities of the Committee shall include the following:
      A. Independent Auditors

1. Receive the written disclosures and letter from the Company’s independent auditors contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as the same may be modified or supplemented, and discuss with the independent auditors any issues required to be discussed regarding their objectivity and independence. Receive the disclosures, as the same may be modified or supplemented, required by Section 204 of the Act, and discuss with the independent auditors any issues disclosed therein. Approve, in advance, the retention of the independent auditors for any non-audit service permissible under Sections 201 and 202 of the Act and the fee for such service. Consider any significant non-audit assignments awarded to the independent auditors and determine whether or not these have any impact on the independence of the independent auditors in the performance of the annual audit.

2. Annually evaluate the qualifications, the quality control procedures and prior performance of the Company’s current independent auditors, which shall be ultimately accountable to the Board and this Committee, as representatives of the shareholders. Based on the representations regarding independence and the results of such evaluation, determine whether to recommend to the Board that the independent auditors be reappointed or replaced and whether it is appropriate to adopt a policy of rotating on a regular basis; provided that the independent auditors must be replaced if the lead audit partner, or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the five (5) previous fiscal years. If a determination is made to recommend that the current independent auditors be replaced, recommend to the Board such replacement.

3. Meet with the independent auditors and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.

4. Review and approve the independent auditors’ annual engagement letter, and the compensation of the independent auditors.

5. Review with the independent auditors any matters required to be discussed by Statement of Auditing Standards No. 61, as the same may be modified or supplemented.

6. Review and discuss, prior to filing, the Company’s financial statements proposed to be included in the Company’s Annual Report on Form 10-K with the Company’s financial management and independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements. If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Annual Report on Form 10-K.

7. Review and discuss, prior to issuance or filing, the Company’s financial statements proposed to be included in the Company’s public earnings reports and the Company’s Quarterly Reports on Form 10-Q with the Company’s financial management and independent auditors, including the results of the independent auditors quarterly reviews. The Chair of the Committee may represent the entire Committee for purposes of the Form 10-Q review.

8. Discuss at least annually with the Company’s independent auditors the following: the adequacy and effectiveness of the Company’s internal financial controls; the management letter issued by the independent auditors and management’s response thereto; actions management has taken or progress it has made in addressing issues raised by the independent auditors; any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; any disagreements with management; and major areas of financial risk.

9. Review with management and the independent auditors any comments or inquiries from the Securities and Exchange Commission relating to the Company’s financial statements or other financial matters included in the Company’s filings with the Commission.

10. Obtain reports from management that the Company’s subsidiary(ies) are in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions.

11. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

      B. Management

1. Discuss at least annually with the Company’s management and outside counsel the effectiveness of the Company’s legal compliance programs, any legal matters that may have a material impact on the Company’s financial statements and any material reports or inquiries received from regulators or government agencies.

2. Review all related party transactions and potential conflict of interest situations involving the Company’s principal shareholders or members of the Board or senior management.

3. Authorize and oversee investigations deemed appropriate by the Committee into any matters within the Committee’s scope of responsibility as described in this Charter or as may subsequently be delegated to the Committee by the Board, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate and to determine appropriate compensation for such advisors.

4. Prepare the disclosure required of this Committee by S-K Item 306 of the Securities and Exchange Commission regulations to be included in the Company’s annual proxy statement.

5. Review this Charter on an annual basis and make recommendations to the Board concerning any changes deemed appropriate; ensure that this Charter is filed with the Securities and Exchange Commission, as required.
      C. Other Matters

1. Establish procedures for (i) the receipt, retention and treatment of complaints receive by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

2. Report actions of the Committee periodically to the Board with such recommendations for action as the Committee deems appropriate.

3. Maintain minutes or other records, either separately or within the minutes of the Board, of meetings and activities of the Committee.

TRAVELZOO INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Ralph Bartel as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo Inc. (the “Company”) on June 1, 2006, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the Proxy will vote for all nominees to the Board of Directors, and as he may determine, in his discretion, with regard to any other matter properly presented at the meeting.
(Continued, and to be marked, dated and signed, on the other side)

TRAVELZOO INC.
Mailing Instructions

If you receive this proxy card via mail, please date and sign it, and return it in the postage paid envelope provided.
If you receive this proxy card via e-mail, please print the proxy card, date and sign it, and return it to:
Travelzoo Inc.
Attention: Corporate Secretary
590 Madison Avenue
21st Floor
New York, NY 10022

âDETACH PROXY CARD HERE:â

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary, if any, below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
Nominees: 01 Ralph Bartel, 02 Holger Bartel, 03 David Ehrlich, 04 Donovan Neale-May, 05 Kelly Urso.
(To withhold authority to vote for an individual write that nominee’s name in the space provided below.)

2. SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The undersigned hereby acknowledges receipt of the Proxy Statement and 2005 Annual Report of Travelzoo Inc.
Date_________________________, 2006
_________________________________
(signature)
_________________________________
(signature, if jointly held)
Please sign exactly as name appears at left. If stock is jointly held each owner should sign. Executors, Administrators, Trustees, Guardians and Corporate Officers should indicate their fiduciary capacity or full title when signing.

☐	MARK HERE IF YOU INTEND TO ATTEND THE MEETING